Exhibit 99.2
KushCo – Integration FAQ
April 16, 2021

Employee Benefits & Day-to-Day Work

1.How are my goals and bonus impacted for 2021?

Your goals remain the same, and it is important that you stay focused on these priorities as we prepare to take these next steps. While decisions about specific compensation programs are still in front of us, we remain committed to rewarding those who help us achieve our goals.

2.Will any of my benefits – including PTO and healthcare – change?

Until the transaction closes, there will be no changes in benefits. Decisions about how these programs will transition after the merger is complete will be made as part of the integration planning process. Both companies are committed to minimizing disruption, and we expect a comprehensive and generally comparable benefit structure will continue in any scenario.

3.Will there be consolidation of operations across the two companies? Should we expect location closures or downsizing?

We know this is an important question for our teams and are committed to providing answers about how our companies will come together as these decisions are made. What we know today is that the combined company will be headquartered in Boca Raton, Florida with a significant footprint in Southern California. Additional details will be provided as decisions are made.

4.How will the integration affect current initiatives?

Until the time of close, KushCo will continue to operate as a standalone business and progress our strategic priorities. Please continue to move forward with all current initiatives unless you are specifically told to pause or adjust. Additional information about how the combined company will move forward will be provided as decisions are made.

Looking Forward as a Combined Company

5.When will the Integration Team have additional news to share?

Our goal is to provide updates via email or on a companywide call every two weeks. That said, we are committed to taking our time to get to the right decisions, rather than rushing to the wrong one. We expect it will be several weeks before we have significant updates to share. In the interim, we encourage you to send questions to Ask@kushco.com, and we will answer them as quickly as possible.

6.Will shipping, receiving and production volume increase with this merger?

One of the key goals for this combination is to drive growth, driven by our ability to access complementary customer sets with best-in-class proprietary owned brands and exclusive third-party brand offerings. We expect our volumes will increase as we maximize these opportunities.

7.How will the integration affect KushCo’s supply chain? Where will the supply chain team be based?

Exhibit 99.2
As we work through the integration process, we will examine how best to design, procure and distribute our products in ways that allow us to better serve our customers and accelerate our growth. That said, all of these decisions are still in front of us, and where there are changes, our goal is to make the transition as seamless as possible both for our Company and for our partners. We will provide updates as there is additional information to share.

8.How does this affect our relationship with C-CELL due to the fact that Greenlane sells AVD and PAX? Can we sell other Vape products?

We remain committed to this relationship and look forward to making the C-CELL suite of products available to Greenlane’s large B2B and B2C customer base after the transaction closes.

About Greenlane

9.How does Greenlane’s consumer presence support KushCo’s B2B expertise in packaging?

Our highly diverse and complementary customer bases create strong cross-selling opportunities for both businesses, as Greenlane excels in “downstream” retail and consumer channels, while KushCo excels in “upstream” B2B relationships with the top MSOs and LPs, who are looking for ways to introduce new and innovative offerings to their retail footprint. These are the types of opportunities the Integration Leaders will explore as we plan our next steps, but it’s too early to say exactly which opportunities we’ll explore or how exactly we’ll capture the opportunities in front of us. We will continue to provide additional information to our teams as specific opportunities are identified.

10.What does Greenlane’s technology landscape and team look like?

Greenlane currently utilizes NetSuite and will be transitioning over to Microsoft Dynamics in the near future. Greenlane is a global house of brands and one of the largest sellers of premium cannabis accessories, child-resistant packaging and specialty vaporization products. The company has over 250 employees with operations in the United States, Canada and Europe.

Greenlane is the partner of choice for many of the industry’s leading brands, including PAX Labs™, Storz & Bickel (Canopy-owned), Cookies, Grenco Science and DaVinci. Greenlane also proudly owns and operates a diverse brand portfolio including packaging innovator Pollen Gear™, Higher Standards, the K.Haring Glass Collection by Higher Standards, Marley Natural™, Eyce and VIBES™ rolling papers.

As the merger closes and we begin as an integrated company, you will be fully briefed on cross-selling opportunities and team integration going forward.

Financial Information

11.How are Greenlane’s financials?

Greenlane reported its 2020 financial results at the end of March, highlighting record core business (i.e., non-nicotine) revenue of $125.2 million. This represents 12.7% over the prior year. You can access the full press release here.

12.What are the expected financial results of the combined company?

Exhibit 99.2
The combined company is expected to have pro forma revenue of over $250 million for the year ended December 31, 2020, and a pro forma market capitalization in excess of $350 million based on the respective share prices of Greenlane and KushCo as of market close on March 30, 2021. Following completion of the Transaction, the combined company is expected to generate pro forma revenue of between $310 million and $330 million for the year ended December 31, 2021 and will have a strong platform for accelerated organic growth that should be well-positioned to capitalize on attractive market opportunities as the industry continues to grow and evolve.

13.Is there a possibility that the deal will not close?

The completion of the merger is subject to conditions of the agreement, including the customary approvals from regulators and shareholders. That said, we fully expect the transaction will close late Q2 or early Q3 of calendar 2021.

14.Why did Greenlane receive majority of the stock?

The calculation is based on the relative size and valuation of both companies, and we firmly believe it is fair for all stakeholders.

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Cautionary Statement Regarding Forward-Looking Statements
This communication includes forward-looking statements. These forward-looking statements generally can be identified by phrases such as “will,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. These statements are based on management’s current expectations, beliefs and assumptions. While KushCo’s management believes the assumptions underlying the forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. These risks include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that may be instituted against the parties and others following announcement of the Merger Agreement; (3) the inability to consummation the proposed merger due to the failure to obtain the requisite stockholder approvals or the failure to satisfy other conditions to completion of the proposed merger; (4) risks that the proposed transaction disrupts current plans and operations of KushCo and/or Greenlane; (5) the ability to recognize the anticipated benefits of the proposed merger; and (6) the amount of the costs, fees, expenses and charges related to the proposed merger; and the other risks and important factors contained and identified in KushCo’s and Greenlane’s filings with the SEC, such as their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2020, any of which could cause actual results to differ materially from the forward-looking statements in this communication.
There can be no assurance that the proposed merger will in fact be consummated. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this communication. Neither KushCo nor Greenlane is under any duty to update any of these forward-looking statements after the date of this communication, nor to conform prior statements to actual results or revised expectations, and neither KushCo nor Greenlane intends to do so.
Important Information for Investors and Stockholders
In connection with the proposed merger, Greenlane expects to file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of Greenlane and KushCo that also constitutes a

Exhibit 99.2
prospectus of Greenlane, which joint proxy statement will be mailed or otherwise disseminated to Greenlane’s and KushCo’s respective stockholders when it becomes available. Greenlane and KushCo also plan to file other relevant documents with the SEC regarding the proposed merger. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
Investors and security holders may obtain free copies of the registration statement and the joint proxy statement/prospectus (if and when it becomes available) and other relevant documents filed by KushCo and Greenlane with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by the companies will be available free of charge on their respective websites at www.kushco.com and www.gnln.com and.
Participants in Solicitation
KushCo, Greenlane and their respective directors and executive officers may be considered participants in the solicitation of proxies in connection with the proposed merger. Information about the directors and executive officers of KushCo is set forth in its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on December 28, 2020. Information about the directors and executive officers of Greenlane is set forth in its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 24, 2020. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

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